STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1.   The  name  of this corporation is    CT HOLDINGS ENTERPRISES, INC.
                                            ------------------------------------
          (f/k/a CT Holdings, Inc.                                             .
          ---------------------------------------------------------------------

     2.   Its  registered  office  in  the  State of Delaware is located at 2711
                                                                            ----
          CENTERVILLE  RD  STE  400  (street), City of WILMINGTON Zip Code 19808
          --------------------------                   ----------          -----
          County  of  NEW CASTLE the name of its registered agent is THE COMPANY
                      ----------                                     -----------
          CORPORATION                                                          .
          ---------------------------------------------------------------------

     3.   The  date  of  filing  of the original Certificate of Incorporation in
          Delaware  was  August  29,  1988                                     .
                         ------------------------------------------------------

     4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February 2002, same being
                                           ----        -------------
          prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2002, at
                                                  ---        -----      ----
          which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 9th day of
                                                                      ---
March  A.D.  2006.
-----        ----


                                       By:      /s/ STEVEN B. SOLOMON
                                             ----------------------------------
                                                  Authorized Officer

                                       Name:      Steven B. Solomon
                                             ----------------------------------
                                                    Print or Type

                                       Title:             CEO
                                             ----------------------------------